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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ditech Networks, Inc.

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137679, 333-133857, 333-129983, 333-126302, 333-126192, 333-120278, 333-110821, 333-100107, 333-82624, 333-70224, 333-60882, 333-30044, and 333-86311) of our report dated July 14, 2010 relating to the consolidated financial statements and financial statement schedule of Ditech Networks, Inc. as of and for the years ended April 30, 2010 and April 30, 2009, which appears in Ditech Networks, Inc's Annual Report on Form 10-K.

/s/ BURR PILGER MAYER, INC.

San Jose, California
July 14, 2010

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  Exhibit 23.1